November 29, 2010

Stillwater Mining Company
1321 Discovery Drive
Billings, Montana 59102

     Re: Stillwater Mining Company, Registration Statement on Form S-3

Ladies and Gentlemen:

     I am the Executive Vice President and Chief Commercial Officer of Stillwater Mining Company, a Delaware corporation (the "Company"), and have been requested to render this opinion in connection with the automatic shelf registration statement on Form S-3, to be filed on the date hereof by the Company (the "Registration Statement") with the U.S. Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to, among other things, the sale of the Company's common stock, par value $0.01 per share (the “Common Stock”), by Norimet Limited, a company organized under the laws of England and Wales, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Act (the "Secondary Shares").

     In connection with this opinion, I have examined originals or copies, certified or otherwise identified to my satisfaction, of:

(i)	the Registration Statement;

(ii)	the Amended and Restated Certificate of Incorporation of the Company, as certified by the Secretary of the State of Delaware, as in effect at all relevant times at which any of the Secondary Shares were originally issued;

(iii)	the Amended and Restated By-laws of the Company, as currently in effect, as certified by the Secretary of the Company, and as in effect at all relevant times at which any of the Secondary Shares were originally issued; and

(iv)	certain resolutions of the Board of Directors of the Company (the "Board of Directors") relating to the original issuance and sale of the Secondary Shares.

     I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such records of the Company, and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the

Stillwater Mining Company
November 29, 2010

Company and others, and such other documents, certificates and records as I have deemed necessary or appropriate as a basis for the opinions set forth herein.

     In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, including endorsements, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as facsimile, electronic, certified, conformed or photostatic copies, and the authenticity of the originals of such copies. In making my examination of documents executed or to be executed, I have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents, and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein which were not independently established or verified, I have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

     I am admitted to the bar in the State of Colorado and I express no opinion as to any laws other than the General Corporation Law of the State of Delaware. Insofar as the opinions expressed herein relate to matters governed by laws other than those set forth in the preceding sentence, I have assumed, without having made any independent investigation, that such laws do not affect any of the opinions set forth herein. The opinions expressed herein are based on laws in effect on the date hereof, which laws are subject to change with possible retroactive effect.

     Based upon and subject to the foregoing and to the limitations, qualifications, exceptions and assumptions set forth herein, I of the opinion that the Secondary Shares have been duly authorized, validly issued and are fully paid and nonassessable.

     I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

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Very truly yours,

/s/ John R. Stark